UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 6, 2016

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06810
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement. On July 6, 2016, FuelCell Energy, Inc. (referred to herein as “FuelCell”, the “Company”, “us”, “we” and “our”) entered into a Placement Agency Agreement with J.P. Morgan Securities LLC (the “Placement Agent”) relating to a registered direct offering by the Company to sell the equivalent of 6,861,064 shares of common stock at a per-share price of $5.83, the closing bid price of shares of common stock of the Company on July 6, 2016, and warrants to purchase up to an aggregate of 8,233,277 shares of common stock of the Company for gross proceeds of $40 million. The net proceeds to the Company, after deducting the Placement Agent’s fees and other estimated offering expenses payable by the Company, are expected to be approximately $37.2 million.

The offering consisted of an aggregate of (i) 1,474,000 shares of common stock, par value $0.0001 per share, (ii) Series A warrants to purchase up to an aggregate of 8,233,277 shares of common stock, and (iii) pre-funded Series B warrants to purchase up to an aggregate of 5,387,064 shares of common stock. If the investor chooses to execute the Series A warrants at a future date, the Company will receive additional proceeds at that time. The Series A warrants have an exercise price of $5.83 per share and are initially exercisable beginning on the date that is six months and one day after the issue date and will expire on the fifth anniversary of the initial exercise date. The Series B warrants are pre-funded warrants and are immediately exercisable. The Series B warrants have an exercise price of $0.0001 per share and will expire on the fifth anniversary of the issue date. The pre-funded Series B warrants are being offered to the investor, whose purchase of shares of common stock in the offering would otherwise result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% of FuelCell Energy’s outstanding common stock following the consummation of the offering.

The transaction is expected to close on or about July 12, 2016, subject to customary closing conditions. A copy of the placement agency agreement, the form of securities purchase agreement and the form of Series A warrants and Series B warrants being entered into with the investor are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference. The foregoing is only a brief description of the material terms of the placement agency agreement, the warrant and the securities purchase agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to these Exhibits.

The Company offered and is selling the above-described securities pursuant to a prospectus dated March 11, 2015 and a preliminary prospectus supplement dated July 6, 2016 (the “Prospectus Supplement”), pursuant to the Company’s shelf registration statement on Form S-3 (SEC File No. 333-201427), previously declared effective by the Securities and Exchange Commission (the “Shelf Registration Statement”). This report on Form 8-K is being filed in part for the purpose of incorporating Exhibits 10.1, 10.2, 10.3 and 10.4 by reference into the Shelf Registration Statement.

Earlier today, FuelCell issued a press release announcing the above-described offering. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Placement Agency Agreement, dated July 6, 2016 between FuelCell Energy, Inc. and J.P. Morgan Securities LLC

10.2	Form of Securities Purchase Agreement

10.3	Form of Series A Warrants

10.4	Form of Series B Warrants

99.1	FuelCell Energy, Inc., Press Release, issued July 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: July 7, 2016	By:	/s/ Michael Bishop
Michael Bishop
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Placement Agency Agreement, dated July 6, 2016 between FuelCell Energy, Inc. and J.P. Morgan Securities LLC

10.2	Form of Securities Purchase Agreement

10.3	Form of Series A Warrants

10.4	Form of Series B Warrants

99.1	FuelCell Energy, Inc., Press Release, issued July 7, 2016